1 Q4 and Full Year 2017 Results March 2018

2 SAFE HARBOR STATEMENT Forward Looking Statements In addition to historical information, this earnings presentation contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 15, 2017, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law. Non-GAAP Financial Measures This presentation contains various non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted EPS and various “pro forma” non-GAAP measures.  These non- GAAP financial measures have certain limitations, including that they do not have a standardized meaning and, therefore, our definitions may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of these non- GAAP financial measures assists investors in evaluating our historical and expected operating performance. However, because these are not measures of financial performance calculated in accordance with GAAP, such measures should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

3 2017 - A YEAR IN REVIEW Ended year with retail client assets of $750 million, 25% higher than prior year • Focus on higher margin direct business • Full year new funded direct accounts increased 12% y/y Bolstered liquidity position and reduced fixed costs • Completed $50 million revolving credit facility • Executed a $92 million convertible debt offering in third quarter of 2017 • Exceeded $15 million in targeted cost savings Focus on organic growth by introducing new product and service offerings • Launched innovative digital advisory mobile app, GetGo • Initiated global roll-out of Bitcoin trading, with UK/ Europe, Australia and Singapore live Acquired FXCM’s U.S. client assets in February • Highly accretive transaction, with total cost of $7.2 million and CTR of $15.5 million • Continue to review strategic M&A opportunities Growth in Retail Client Assets Expanded Product Offerings Complementary M&AExecution of Financing and Cost Initiatives

4 2018 AND BEYOND – STRATEGIC PRIORITIES Deliver Organic Growth Increase Operational Excellence • Focus on direct business vs lower margin indirect business, leveraging our brand assets & existing global footprint • Attractive proposition for two distinct key customer segments: experienced active trader & retail investor • Product innovation • Increase automation and reduce service costs • Simplification of technology “stack” • Rationalize and refocus brands • Insource vs. outsource Reduce Revenue Volatility • Increase efficiency of revenue capture • AI-driven hedging program • Decrease cost of hedging • Further optimize trade flow from indirect business

5 DELIVERING ORGANIC GROWTH - FOCUS ON DIRECT BUSINESS Focus on growth in direct business leads to higher margin and likelihood of long-term potential 1. Total retail client assets includes the effect of FXCM acquisition beginning in Q1'17. 2. GVIX, GAIN’s volatility indicator, is a metric calculated daily by volume weighting the 5-Day % average true ranges (ATR) of 6 of our major products (Dax, EUR/USD, GBP/USD, USD/JPY, Dow and Gold). The volume weights are based on the relative monthly volumes across these 6 markets. Total Retail Client Assets Increased 25% compared to 2016 Trailing 3-Month Active Accounts Strong account retention amid declining volatility Volume Mix Year-over-year direct volume growth Q4'16 Q4'17800 750 700 650 600 550 $ (M ill io ns ) Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Direct Indirect FXCM GVIX 100,000 80,000 60,000 40,000 20,000 0 1.8 1.6 1.4 1.2 1.0 0.8 0.6 0.4 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Direct 55.0% Indirect 45.0% Direct 71.0% Indirect 29.0% 2 1

6 DELIVERING ORGANIC GROWTH - TARGET TWO DISTINCT CUSTOMER SEGMENTS EXPERIENCED ACTIVE TRADERS RETAIL INVESTORS ▪ Premium service for experienced active traders ▪ Full range of 10k+ FX/CFD markets, including equities and options ▪ Robust proposition for active traders – tools, pricing, etc. ▪ Higher touch, personalized support model ▪ Allows for future product extension to attract wider investor audience ▪ User friendly experience for global retail audience, emphasis on mobile ▪ Focus on FX, cryptos and most popular global markets ▪ High volume, cost efficient customer acquisition model via digital & affiliate marketing channels ▪ Highly automated onboarding & funding ▪ Enhanced, AI-powered customer service model ▪ Innovative, trade signals app for novice traders ▪ Simplified trading experience for non- ‘self-directed’ investors ▪ Algo-generated signals across 40+ markets incl. FX, indices and gold ▪ Leverages existing offering / regulatory licenses ▪ Launched in UK market in December; global rollout planned in 2018

7 DELIVERING ORGANIC GROWTH - PRODUCT INNOVATION Investing heavily in new products and services P Next-gen trading platform P Expanded cryptocurrency offering P Enhanced service for high value clients P Differentiated products to broaden appeal of trading, such as GetGo P Increased automation and ease of onboarding

8 Financial Review

GAIN CAPITAL

KEY FINANCIAL RESULTS & OPERATING METRICS

	3 Months Ended Dec. 31,		Fiscal Year Ended Dec. 31,		$ Change	
	2017	2016	2017	2016	Q4	Full Year
As Reported						
Net Revenue	$ 69.7	$ 115.8	$ 308.6	$ 411.8	$ (46.1)	$ (103.2)
Operating Expenses	(62.4)	(78.9)	(273.5)	(312.2)	16.5	38.7
Adjusted EBITDA[1]	$ 7.3	$ 36.9	$ 35.1	$ 99.6	$ (29.6)	$ (64.5)
Adjusted EBITDA Margin %	*10%*	*32%*	*11%*	*24%*	*(22 pts)*	*(13 pts)*
Net (Loss)/Income	$ (3.7)	$ 20.8	$ (11.2)	$ 35.3	$ (24.5)	$ (46.5)
Adjusted Net (Loss)/Income[2]	$ (4.5)	$ 20.8	$ (9.4)	$ 45.0	$ (25.3)	$ (54.4)
GAAP Diluted EPS	$ (0.08)	$ 0.42	$ (0.20)	$ 0.67	$ (0.50)	$ (0.87)
Adjusted Diluted EPS[3]	$ (0.10)	$ 0.43	$ (0.20)	$ 0.92	$ (0.53)	$ (1.12)
Operating Metrics[4]						
Retail OTC ADV (bns)	$ 8.8	$ 9.8	$ 9.6	$ 10.9	$ (1.0)	$ (1.3)
Institutional ADV (bns)	$ 13.9	$ 12.8	$ 14.3	$ 11.4	$ 1.1	$ 2.9
ECN	11.5	9.4	11.5	8.4	2.1	3.1
Swap Dealer	2.4	3.3	2.8	3.0	(0.9)	(0.2)
Avg. Daily Futures Contracts	25,772	29,117	27,322	32,954	(3,345)	(5,632)

Adjusting for the impact of the U.S. Tax Cuts and Jobs Act, net income in Q4 would have been a profit of $1.2 million or $0.03 per share, while for the year it would have been a loss of $6.3 million or $0.10 per share

Note: Dollars in millions, except per share data. Columns may not add due to rounding.
(1) Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation, amortization and other one-time items. A reconciliation of net income/(loss) to adjusted EBITDA is available in the appendix to this presentation.
(2) Adjusted net income/(loss) is a non-GAAP financial measure that represents net income/(loss) excluding the impact of one-time items. A reconciliation of GAAP net income/(loss) to adjusted net income/(loss) is available in the appendix to this presentation.
(3) Adjusted EPS is a non-GAAP financial measure that represents net income/(loss) per share excluding the impact of one-time items. A reconciliation of GAAP EPS to adjusted EPS is available in the appendix to this presentation.
(4) Definitions for operating metrics are available in the appendix to this presentation.

9

10 OPERATING SEGMENT RESULTS: RETAIL Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding. • Revenue and margin pressure due to low volatility • Active accounts and client assets increased year-over-year on annual and quarterly basis • During first two months of 2018, seeing a return to growth and profitability on both top and bottom line as market volatility increases Retail Financial & Operating Results 3 Months Ended Dec. 31, Fiscal Year Ended Dec. 31, 2017 2016 2017 2016 Trading Revenue $50.9 $96.2 $231.1 $330.7 Other Retail Revenue 1.9 1.3 6.3 5.6 Total Revenue $52.8 $97.5 $237.4 $336.3 Employee Comp & Ben 14.0 14.4 60.9 62.4 Marketing 7.5 9.9 29.9 27.7 Referral Fees 7.8 13.5 39.7 55.1 Other Operating Exp. 14.9 18.3 61.7 75.5 Segment Profit $8.6 $41.4 $45.2 $115.7 % Margin 16% 42% 19% 34% Operating Metrics ADV (bns) $8.8 $9.8 $9.6 $10.9 12 Month Trailing Active OTC Accounts 132,262 126,528 132,262 126,528 Client Assets $749.6 $599.4 $749.6 $599.4 PnL/mm $90 $151 $93 $117

OPERATING SEGMENT RESULTS: INSTITUTIONAL & FUTURES

Institutional Financial & Operating Results

	3 Months Ended Dec. 31, 2017	3 Months Ended Dec. 31, 2016	Fiscal Year Ended Dec. 2017	Fiscal Year Ended Dec. 2016
ECN	$ 5.3	$ 5.7	$ 23.0	$ 20.6
Swap Dealer	1.7	3.0	7.9	9.6
Other Revenue	0.2	—	0.2	—
Total Revenue	$ 7.1	$ 8.7	$ 31.2	$ 30.2
Employee Comp & Ben	2.8	4.3	13.9	14.4
Marketing	0.0	0.0	0.1	0.0
Other Operating Exp.	3.0	3.0	12.3	10.4
Segment Profit	**$ 1.2**	**$ 1.4**	**$ 4.9**	**$ 5.4**
% Margin	*17%*	*16%*	*16%*	*18%*
Operating Metrics				
ECN ADV (bns)	$ 11.5	$ 9.4	$ 11.5	$ 8.4
Swap Dealer ADV (bns)	$ 2.4	$ 3.3	$ 2.8	$ 3.0

- Despite difficult market conditions, institutional revenue and margins were relatively stable for Q4 and FY 2017
- ECN average daily volume increased as our GTX platform continued to take market share

Futures Financial & Operating Results

	3 Months Ended Dec. 31, 2017	3 Months Ended Dec. 31, 2016	Fiscal Year Ended Dec. 2017	Fiscal Year Ended Dec. 2016
Revenue	$ 9.5	$ 10.5	$ 40.3	$ 48.1
Employee Comp & Ben	2.0	2.6	9.4	12.0
Marketing	0.2	0.3	0.8	1.0
Referral Fees	3.2	3.8	14.0	15.7
Other Operating Exp.	3.1	3.3	12.9	14.8
Segment Profit	**$1.1**	**$ 0.6**	**$ 3.2**	**$ 4.7**
% Margin	*11%*	*6%*	*8%*	*10%*
Operating Metrics				
Avg. Daily Contracts	25,772	29,117	27,322	32,954
12 Month Trailing Active Futures Accounts	7,838	8,368	7,838	8,368
Client Assets	$ 229.2	$ 346.1	$ 229.2	$ 346.1
Revenue/Contract	$ 5.85	$ 5.72	$ 5.88	$ 5.79

- VIX remained very low in Q417, down 27% from Q416, while the average VIX level for FY 2017 was at a multi-decade low

Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

11

12 FEBRUARY MONTHLY METRICS Feb-18 Jan-18 Feb-17 Sequential Change Year-over- year Change Retail Segment OTC Trading Volume (1) $ 283.5 $ 249.0 $ 170.2 13.9% 66.6 % OTC Average Daily Volume $ 14.2 $ 11.3 $ 8.5 25.7% 67.1% 12 Month Trailing Active OTC Accounts (2) 133,545 132,783 131,192 0.6% 1.8% 3 Month Trailing Active OTC Accounts (2) 80,681 81,034 76,513 (0.4)% 5.4 % Institutional Segment ECN Volume (1) $ 322.7 $ 305.0 $ 221.6 5.8% 45.6 % ECN Average Daily Volume $ 16.1 $ 13.9 $ 11.1 15.8% 45.0 % Swap Dealer Volume (1) $ 53.8 $ 56.0 $ 61.5 (3.9)% (12.5)% Swap Dealer Average Daily Volume $ 2.7 $ 2.5 $ 3.1 8.0% (12.9)% Futures Segment Number of Futures Contracts 714,322 674,160 589,538 6.0% 21.2 % Futures Average Daily Contracts 37,596 32,103 31,028 17.1% 21.2% 12 Month Trailing Active Futures Accounts (2) 7,972 7,924 8,221 0.6% (3.0)% All volume figures reported in billions. 1 US dollar equivalent of notional amounts traded. 2 Accounts that executed a transaction during the relevant period.

13 STRATEGIC EXPENSE MANAGEMENT Note: Dollars in millions. 1. Excludes bad debt & other variable expenses, referral fees and marketing expense. Details available in appendix to this presentation. • Achieved $18.6 million in fixed cost savings for 2017, exceeding target of $15 million • Following strategic review and revised investment initiatives, expect 2018 costs to now increase • Targeting fixed costs of $195 - $205 million • Maintain long-term focus on removing costs from the business • On track to extract fixed costs in the business through Operational Excellence initiative in 2019 and 2020 • CapEx of $20.9 million in 2017, down 13% year- over-year • Expect continued reduction going forward, targeting capex of $12 to $16 million $250 $225 $200 $175 $150 $125 $100 2015 2016 2017 $230.9 $206.8 $188.2 Annual Fixed Expenses1

14 STRONG LIQUIDITY POSITION Total Liquidity: $216.11 Required Liquidity Reserves Strategic Acquisitions Quarterly Dividends Buyback Program Conservatively retain excess capital over regulatory requirements 2017 Highlights: • Obtained $50 million revolving credit facility • Issued $92 million convertible senior notes Successfully integrated 10 acquisitions over the last 5 years Well positioned for future opportunities Quarterly dividend of $0.06 per share approved ▪ Record date: March 27, 2018 ▪ Payment date: March 30, 2018 Repurchased 3.8 million shares at an average share price of $6.82 during 2017, including funds from the convert issuance in August Approximately $13.3 million authorized and remaining for additional repurchases 1. Liquidity table available in appendix to this presentation.

15 POSITIONED TO DELIVER LONG-TERM VALUE Proven Leader in a Large, Attractive and Growing Market Strong Financial and Credit Profile Multiple Levers to Drive Growth and Operational Efficiency Highly Diverse and Scalable Business Model Risk Management Controls Limit Market Volatility Headwinds

16 Appendix

GAIN | CAPITAL

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Fiscal Year Ended December 31,	
	2017	2016	2017	2016
Revenue				
Retail revenue	$ 50.9	$ 96.2	$ 231.1	$ 330.7
Institutional revenue	6.8	8.5	30.1	29.0
Futures revenue	8.8	10.3	38.0	47.4
Interest & Other revenue	3.1	0.8	9.4	4.6
Net revenue	**$ 69.7**	**$ 115.8**	**$ 308.6**	**$ 411.8**
Expenses				
Employee compensation and benefits	20.9	25.1	95.2	101.9
Selling and marketing	8.0	10.2	31.2	28.7
Referral Fees	11.0	17.3	53.7	70.8
Trading expenses	6.6	8.1	29.0	31.2
General and administrative	15.9	18.1	64.4	79.7
Depreciation and amortization	9.0	7.3	34.0	28.9
One-Time Expenses	1.4	0.3	1.4	13.0
Total expenses	72.9	86.4	308.9	354.2
Operating (loss)/profit	**$ (3.2)**	**$ 29.4**	**$ (0.3)**	**$ 57.7**
Interest expense on long term borrowings	3.5	2.6	11.8	10.4
Loss on extinguishment of debt	0.0	0.0	4.9	0.0
(Loss)/income before income tax (benefit)/expense	**$ (6.7)**	**$ 26.7**	**$ (17.1)**	**$ 47.2**
Income tax (benefit)/expense	(3.4)	5.6	(6.9)	9.8
Equity in net loss of affiliate	(0.2)	0.0	(0.3)	(0.1)
Net (loss)/income	**$ (3.5)**	**$ 21.1**	**$ (10.6)**	**$ 37.4**
Net income attributable to non-controlling interests	0.2	0.3	0.6	2.1
Net (loss)/income applicable to Gain Capital Holdings Inc.	**$ (3.7)**	**$ 20.8**	**$ (11.2)**	**$ 35.3**
(Loss)/earnings per common share (1)				
Basic	$ (0.08)	$ 0.42	$ (0.20)	$ 0.67
Diluted	$ (0.08)	$ 0.42	$ (0.20)	$ 0.67
Weighted average common shares outstanding used in computing (loss)/earnings per common share:				
Basic	45,090,984	48,535,293	46,740,097	48,588,917
Diluted	45,090,984	48,763,072	46,740,097	48,785,674

Note: Dollars in millions, except share and per share data. Columns may not add due to rounding.
(1) Earnings per share includes an adjustment for the redemption value of the NCI put option.

17

18 CONSOLIDATED BALANCE SHEET Note: Dollars in millions. Columns may not add due to rounding. As of 12/31/2017 12/31/2016 ASSETS: Cash and cash equivalents $ 209.7 $ 234.8 Cash and securities held for customers 978.8 945.5 Receivables from brokers 78.5 61.1 Property and equipment - net of accumulated depreciation 40.7 36.5 Intangible assets, net 62.0 67.4 Goodwill 33.0 32.1 Other assets 45.9 52.8           Total assets $ 1,448.6 $ 1,430.1 LIABILITIES AND SHAREHOLDERS' EQUITY: Payables to customers $ 978.8 $ 945.5 Payables to brokers 2.8 — Accrued compensation & benefits 10.1 13.6 Accrued expenses and other liabilities 33.9 41.5 Income tax payable 0.6 4.0 Convertible senior notes 132.2 124.8           Total liabilities $ 1,158.5 $ 1,129.3 Non-controlling interest $ 4.4 $ 6.6 Shareholders' Equity 285.7 294.2           Total liabilities and shareholders' equity $ 1,448.6 $ 1,430.1

19 LIQUIDITY Note: Dollars in millions. Columns may not add due to rounding. (1) Reflects cash that would be received from brokers following the close-out of all open positions. (2) Relates to regulatory capital requirements or capital charges, depending upon regulatory jurisdiction. As of 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 Cash and cash equivalents $ 209.7 $ 225.6 $ 193.1 $ 183.7 $ 234.8 Receivable from brokers (1) 78.5 56.0 80.7 75.9 61.1 Revolving credit facility (undrawn) 50.0 50.0 0.0 0.0 0.0 Net operating cash 338.2 331.6 273.8 259.6 295.9 Less: Regulatory capital requirements/charges (2) (112.9) (127.5) (138.0) (124.6) (113.0) Less: Payables to brokers (2.8) 0.0 0.0 0.0 0.0 Less: Convertible senior notes due 2018 (6.4) 0.0 0.0 0.0 0.0 Liquidity $ 216.1 $ 204.1 $ 135.8 $ 134.9 $ 182.9 Regulatory Capital Requirements/Charges US $ 37.4 $ 37.1 $ 36.2 $ 36.1 $ 28.7 UK 70.5 85.4 97.2 83.0 78.9 Other jurisdictions 5.0 5.0 4.6 5.5 5.4 Total Regulatory Capital Requirements/Charges (2) $ 112.9 $ 127.5 $ 138.0 $ 124.6 $ 113.0

20 ADJUSTED EBITDA & MARGIN RECONCILIATION Note: Dollars in millions. Columns may not add due to rounding. (1) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue. 3 Months Ended Dec. 31, Fiscal Year Ended Dec. 31, 2017 2016 2017 2016 Net Revenue $ 69.7 $ 115.8 $ 308.6 $ 411.8 Net (Loss)/Income (3.7) 20.8 (11.2) 35.3 Net (Loss)/Income Margin % (5)% 18% (4)% 9% Net (Loss)/Income $ (3.7) $ 20.8 $ (11.2) $ 35.3 Depreciation & amortization 4.9 3.7 17.9 13.9 Purchase intangible amortization 4.1 3.6 16.1 15.0 Interest expense on long term borrowings 3.5 2.6 11.8 10.4 Income tax (benefit)/expense (3.4) 5.6 (6.9) 9.8 Legal settlement 0.0 0.0 0.0 9.2 Restructuring 0.0 0.0 0.0 1.0 Integration costs 0.0 0.3 0.0 2.8 Impairment of investment 0.6 0.0 0.6 0.0 Equity in net loss of affiliate 0.2 0.0 0.3 0.1 Net income attributable to non-controlling interest 0.2 0.3 0.6 2.1 Loss on extinguishment of debt 0.0 0.0 4.9 0.0 Other corporate expenses 0.8 0.0 0.8 0.0 Adjusted EBITDA $ 7.3 $ 36.9 $ 35.1 $ 99.6 Adjusted EBITDA Margin %(1) 10% 32% 11% 24%

21 ADJUSTED NET INCOME AND EPS RECONCILIATION Note: Dollars in millions, except per share and share data. Columns may not add due to rounding. (1) Assumes 21% tax rate following reduction in corporation tax rates in the UK from April 6 2017. 3 Months Ended Dec. 31, Fiscal Year Ended Dec. 31, 2017 2016 2017 2016 Net (Loss)/Income $ (3.7) $ 20.8 $ (11.2) $ 35.3 Income Tax (Benefit)/Expense (3.4) 5.6 (6.9) 9.8 Equity in Net Loss of Affiliate 0.2 0.0 0.3 0.1 Non-Controlling Interest 0.2 0.3 0.6 2.1 Pre-Tax (Loss)/Income $ (6.7) $ 26.7 $ (17.1) $ 47.2 Plus: Adjustments 1.4 0.3 6.4 13.0 Adjusted Pre-Tax (Loss)/Income $ (5.2) $ 27.0 $ (10.7) $ 60.3 Normalized Income Tax(1) 1.1 (5.9) 2.2 (13.3) Equity in Net Loss of Affiliate (0.2) 0.0 (0.3) (0.1) Non-controlling interest (0.2) (0.3) (0.6) (2.1) Adjusted Net (Loss)/Income $ (4.5) $ 20.8 $ (9.4) $ 45.0 Adjusted (Loss)/Earnings per Common Share: Basic $ (0.10) $ 0.43 $ (0.20) $ 0.93 Diluted $ (0.10) $ 0.43 $ (0.20) $ 0.92 Weighted average common shares outstanding used in computing adjusted (loss)/earnings per common share: Basic 45,090,984 48,535,293 46,740,097 48,588,917 Diluted 45,090,984 48,763,072 46,740,097 48,785,674

22 EPS COMPUTATION Note: Dollars in millions, except per share and share data. Columns may not add due to rounding. (1) The Company's redeemable non-controlling interests were less than its redemption value. The adjustment to increase carrying value reduces earnings available to the Company's shareholders. 3 Months Ended Dec. 31, Fiscal Year Ended Dec. 31, 2017 2016 2017 2016 Net (loss)/income applicable to GAIN Capital Holdings Inc. $ (3.7) $ 20.8 $ (11.2) $ 35.3 Adjustment(1) (0.1) (0.4) 1.7 (2.7) Net (loss)/income available to GAIN common shareholders $ (3.7) $ 20.4 $ (9.5) $ 32.6 (Loss)/earnings per common share Basic ($0.08) $0.42 ($0.20) $0.67 Diluted ($0.08) $0.42 ($0.20) $0.67 Weighted average common shares outstanding used in computing (loss)/earnings per common share: Basic 45,090,984 48,535,293 46,740,097 48,588,917 Diluted 45,090,984 48,763,072 46,740,097 48,785,674

23 RECONCILATION OF SEGMENT PROFIT TO INCOME BEFORE INCOME TAX EXPENSE Note: Dollars in millions. Columns may not add due to rounding. 3 Months Ended Dec. 31, Fiscal Year Ended Dec. 31, 2017 2016 2017 2016 Retail segment $8.6 $41.4 $45.2 $115.7 Institutional segment 1.2 1.4 4.9 5.4 Futures segment 1.1 0.6 3.2 4.7 Corporate and other (3.6) (6.4) (18.1) (26.1) Segment profit $7.3 $36.9 $35.1 $99.6 Depreciation and amortization $4.9 $3.7 $17.9 $13.9 Purchased intangible amortization 4.1 3.6 16.1 15.0 Restructuring expenses 0.0 0.0 0.0 1.0 Integration expenses 0.0 0.3 0.0 2.8 Legal settlement 0.0 0.0 0.0 9.2 Impairment of investment 0.6 0.0 0.6 0.0 Other corporate expenses 0.8 0.0 0.8 0.0 Operating (loss)/profit ($3.2) $29.4 ($0.3) $57.7 Interest expense on long term borrowings 3.5 2.6 11.8 10.4 Loss on extinguishment of debt 0.0 0.0 4.9 0.0 (Loss)/income before income tax (benefit)/expense ($6.7) $26.7 ($17.1) $47.2

24 OPERATING EXPENSES Note: Dollars in millions. Columns may not add due to rounding. 2016 2017 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Total Op. Expenses $ 83.9 $ 80.7 $ 68.9 $ 78.9 $ 73.0 $ 71.6 $ 66.6 $ 62.4 Bad Debt and other variable 1.8 1.7 0.2 2.2 0.1 (0.1) 0.3 0.1 Referral Fees 20.7 17.6 15.2 17.3 16.4 13.3 12.9 11.0 Marketing 6.4 6.8 5.3 10.2 9.3 7.5 6.4 8.0 Fixed Op. Expenses $ 55.0 $ 54.6 $ 48.2 $ 49.1 $ 47.2 $ 50.8 $ 47.0 $ 43.3

25 RETAIL REVENUE PER MILLION Quarterly Trailing 12 Months - Pro Forma Trailing 12 Months $160 $140 $120 $100 $80 $60 $40 $20 $0 Q4 15 Q1 16 Q2 16 Q3 16 Q4 16 Q1 17 Q2 17 Q3 17 Q4 17 $99 $151 $90 $89 $117 $86 $93

26 OPERATING SEGMENT RESULTS: CORPORATE & OTHER Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding. Corporate & Other Financial & Operating Results 3 Months Ended Dec. 31, Fiscal Year Ended Dec. 31, 2017 2016 2017 2016 Revenue $ 0.2 $ (1.0) $ (0.2) $ (2.8) Employee Comp & Ben 2.0 3.8 11.1 13.1 Marketing 0.3 0.0 0.4 0.0 Other Operating Exp. 1.5 1.6 6.5 10.2 Loss $ (3.6) $ (6.4) $ (18.1) $ (26.1)

27 QUARTERLY OPERATING METRICS Note: Volumes in billions; assets in millions. Definitions for all operating metrics are available on page 28 Three Months Ended, Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Retail Segment OTC Trading Volume (1)(2) $612.4 $637.0 $619.3 $646.4 $644.8 $563.1 OTC Average Daily Volume $9.3 $9.8 $9.5 $9.9 $9.9 $8.8 12 Month Trailing Active OTC Accounts (3) 129,921 126,528 136,829 134,120 133,813 132,262 3 Month Trailing Active OTC Accounts (3) 71,847 72,447 83,145 83,511 82,275 80,122 Institutional Segment ECN Volume (1) $509.9 $612.2 $759.6 $715.7 $770.1 $734.3 ECN Average Daily Volume $7.7 $9.4 $11.7 $11.0 $11.8 $11.5 Swap Dealer Volume (1) $190.0 $216.6 $225.5 $141.5 $197.7 $155.8 Swap Dealer Average Daily Volume $2.9 $3.3 $3.5 $2.2 $3.0 $2.4 Futures Segment Number of Futures Contracts 1,912,174 1,834,393 2,060,631 1,655,166 1,518,417 1,623,656 Futures Average Daily Contracts 29,878 29,117 33,236 26,272 24,102 25,772 12 Month Trailing Active Futures Accounts (3) 8,594 8,368 8,201 7,885 8,056 7,838 1 US dollar equivalent of notional amounts traded. 2 For the quarter, indirect volume represented 29% of total retail OTC trading volume. 3 Accounts that executed a transaction during the relevant period.

28 DEFINITION OF METRICS • Active Accounts: Accounts that executed a transaction during the period • Trading Volume: Represents the U.S. dollar equivalent of notional amounts traded • Customer Assets: Represents amounts due to clients, including customer deposits and unrealized gains or losses arising from open positions

29 FEBRUARY 2018 OPERATING METRICS OTC Average Daily Volume ($ bns) $14.0 $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 Feb -17 Ma r-1 7 Apr -17 Ma y-1 7 Jun -17 Jul -17 Aug -17 Sep -17 Oc t-1 7 No v-1 7 De c-1 7 Jan -18 Feb -18 $8.5 $10.4 $9.3 $9.5 $11.0 $9.7 $10.3 $9.6 $8.8 $9.4 $8.2 $11.3 $14.2 ECN Average Daily Volume ($ bns) $14.0 $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 Feb -17 Ma r-1 7 Apr -17 Ma y-1 7 Jun -17 Jul -17 Aug -17 Sep -17 Oc t-1 7 No v-1 7 De c-1 7 Jan -18 Feb -18 $11.1 $11.8 $11.5 $10.7 $10.8 $10.1 $12.2 $13.3 11.4 12.2 10.8 13.9 16.1 TTM Active OTC Accounts (000s) 160.0 140.0 120.0 100.0 80.0 60.0 40.0 20.0 0.0 Feb -17 Ma r-1 7 Apr -17 Ma y-1 7 Jun -17 Jul -17 Aug -17 Sep -17 Oc t-1 7 No v-1 7 De c-1 7 Jan -18 Feb -18 131.2 136.8 135.9 135.1 134.1 132.4 134.0 133.8 133.6 131.8 132.3 132.8 133.5 Swap Dealer Average Daily Volume ($ bns) $5.0 $4.5 $4.0 $3.5 $3.0 $2.5 $2.0 $1.5 $1.0 $0.5 $0.0 Feb -17 Ma r-1 7 Apr -17 Ma y-1 7 Jun -17 Jul -17 Aug -17 Sep -17 Oc t-1 7 No v-1 7 De c-1 7 Jan -18 Feb -18 $3.1 $2.9 $2.5 $2.6 $1.5 $2.7 $3.4 $3.0 $3.3 $2.4 $1.5 $2.5 $2.7 Futures Average Daily Contracts (000s) $40.0 $35.0 $30.0 $25.0 $20.0 $15.0 $10.0 $5.0 $0.0 Feb -17 Ma r-1 7 Apr -17 Ma y-1 7 Jun -17 Jul -17 Aug -17 Sep -17 Oc t-1 7 No v-1 7 De c-1 7 Jan -18 Feb -18 31.0 36.0 28.7 24.0 26.5 23.6 24.7 23.9 23.8 27.7 25.8 32.1 37.6 TTM Active Futures Account (000s) $9.0 $8.0 $7.0 $6.0 $5.0 $4.0 $3.0 $2.0 $1.0 $0.0 Feb -17 Ma r-1 7 Apr -17 Ma y-1 7 Jun -17 Jul -17 Aug -17 Sep -17 Oc t-1 7 No v-1 7 De c-1 7 Jan -18 Feb -18 8.2 8.2 8.1 8.0 7.9 8.0 8.1 8.1 8.0 7.9 7.8 7.9 8.0